Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 10, 2015, is entered into by and among Aehr Test Systems, a California corporation (the “Company”), and those persons and entities executing this Agreement as “Investors” (each individually, an “Investor” and together, the “Investors”).

WHEREAS:

A. In connection with the Convertible Note Purchase and Credit Facility Agreement by and among the Company and the “Purchasers” identified on the signature pages thereto of even date herewith (the “Purchase Agreement”), the Notes (as defined below), and the Security Agreement by and among the Company and the “Secured Parties” identified on the signature pages thereto of even date herewith (the “Security Agreement”), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell Notes to the Investors in the amount described in the Purchase Agreement, and whereby each of the Notes is convertible into shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) upon the terms and conditions and subject to the limitations and conditions set forth in the Notes, all subject to the terms and conditions of the Purchase Agreement and the Transaction Documents (as defined in the Purchase Agreement); and

B. To induce the Investors to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1. DEFINITIONS.

a. As used in this Agreement, the following terms shall have the following meanings:

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and any successor statute.

(ii) “Filing Deadline,” shall mean a date that is thirty (30) calendar days following the date the applicable Note is issued.

(iii) “Investor” means any Investor and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 10 hereof.

(iv) “Note(s)” means the convertible notes issued by the Company pursuant to the Purchase Agreement.

(v) “Person” means and includes any natural person, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

(vi) “Registration Deadline” shall mean a date that is one hundred thirty (130) calendar days following the date the applicable Note is issued.

(vii) “Register,” “Registered” and “Registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).

(viii) “Registrable Securities,” for a given Registration, means (a) any shares of Common Stock issued or issuable upon conversion of or otherwise pursuant to the Notes (without giving effect to any limitations on exercise set forth in the Notes), (b) any additional shares of Common Stock issued or issuable in connection with any anti-dilution provisions in the Notes, (c) any other shares of Common Stock issued or issuable pursuant to the terms of the Purchase Agreement, the Transaction Documents, the Notes or this Agreement, and (d) any securities issued or issuable in exchange for or upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (collectively, all shares under clauses (a)-(d), the “Note Shares”).

(ix) “Registration Period” means the period from the Registration Deadline until the earlier of (i) the date on which all of the Registrable Securities have been sold or (ii) the date on which all of the Registrable Securities for such Registration Statement (in the opinion of counsel to the Investors) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof) under the Securities Act.

(x) “Registration Statement(s)” means a registration statement(s) of the Company under the Securities Act required to be filed hereunder.

2. REGISTRATION.

a. MANDATORY REGISTRATION. (i) Following the date on which any or Notes are issued pursuant to the Purchase Agreement (each, an “Issuance Date”), the Company shall prepare, and file with the SEC on or prior to the applicable Filing Deadline a Registration Statement (the “Mandatory Registration Statement”) on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Investors, which consent will not be unreasonably withheld) covering the resale of the Registrable Securities issued on the applicable Issuance Date, which Registration Statement, to the extent allowable under the Securities Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable conversion of the Notes or otherwise pursuant to the Notes to prevent dilution resulting from changes in stock prices, stock splits, stock dividends, stock issuances or similar transactions. The number of shares of Common Stock included in such Registration Statement shall be no less than the aggregate number of shares that are then issuable upon conversion of the Notes, and/or otherwise pursuant to the Notes issued on the Issuance Date, without regard to any limitation on the Investors’ ability to convert the Notes. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) the Investors and their counsel prior to its filing or other submission.

(ii) If for any reason the SEC does not permit all of the Registrable Securities to be included in the Registration Statement filed pursuant to Section 2(a)(i) above (the “Limited Registration Statement”), the Company will first include in such Limited Registration Statement the maximum amount of Note Shares that are permitted to be so included, with each Investor having the right to sell an amount of Note Shares under such Limited Registration Statement on a pro rata basis amongst the holders of the Notes based on the number of shares of Common Stock issuable upon conversion of the outstanding Notes, and, as soon as additional shares can be included in the Limited Registration Statement or any other Registration

Statement, the Company will include such additional number of Note Shares as are permitted to be included by the SEC, with each Investor having the right to sell an amount of Note Shares under such Limited Registration Statement or any other Registration Statement on a pro rata basis amongst the holders of the Notes based on the number of shares of Common Stock issuable upon conversion of the outstanding Notes. The Company shall continue to register all then unregistered Registrable Securities thereafter as permitted by the SEC as expeditiously as possible.

b. PIGGY-BACK REGISTRATIONS. If at any time prior to the expiration of the Registration Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its securities (other than debt securities or securities being registered on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Investor written notice of such determination and, if within fifteen (15) days after the receipt of such notice, the Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of such Investor’s Registrable Securities it requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall impose a limitation on the number of Registrable Securities which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Investor has requested inclusion hereunder as the underwriter shall permit; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all other outstanding securities held by other selling stockholders which are not entitled by contract to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the contractual right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(b) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which an Investor is entitled to registration under this Section 2(b) is an underwritten offering, then such Investor shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

c. ALLOWED DELAY. Subject to Section 3 below, for not more than forty-five (45) consecutive days in each instance (and never for more than a total of ninety (90) days in any twelve (12) month period in the aggregate), commencing on the date on which the Company determines a post-effective amendment to the Registration Statement is required (and ending on the earlier of the date that any such post-effective amendment is declared effective or the end of such forty-five (45) day period), the Company may suspend the use of any Registration Statement (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable. Each Investor hereby covenants that it will not sell any Registrable Securities pursuant to the Registration Statement during the existence of an Allowed Delay; provided, that for purposes of clarification, notwithstanding anything in this Agreement to the contrary, each Investor may continue to sell its shares of Company Common Stock (and any other Company securities) under Rule 144 promulgated under the Securities Act or in any other manner not in violation of applicable securities laws.

3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

a. The Company shall prepare promptly, and file with the SEC as soon as practicable after each Issuance Date (but no later than the Filing Deadline), a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its reasonable best efforts to cause each such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing, but in any event shall cause each such Registration Statement relating to Registrable Securities to become effective no later than the Registration Deadline, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), except for information provided by an Investor or any transferee of an Investor pursuant to Section 4(a), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement current and effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

c. The Company shall furnish to each Investor and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of a Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC, and each item of correspondence from the SEC, in each case relating to such Registration Statement, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as an Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor. The Company will immediately notify the Investors by facsimile or electronic mail of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable, but no later than five (5) business days, following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

d. The Company shall use its reasonable best efforts to (i) register and qualify, in any jurisdiction where registration and/or qualification is required, the Registrable Securities covered by the Registration Statements under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investors shall reasonably request and as may be required by law, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the

Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions.

e. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

g. The Company shall permit a single firm of counsel designated by the Investors to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof), at the Investors’ own cost, a reasonable period of time prior to their filing with the SEC (not less than three (3) business days but not more than five (5) business days) and not file any documents in a form to which such counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to such counsel.

h. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning such Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Investor prior to making such disclosure, and allow such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

i. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the initial Registration Statement.

j. The Company shall cooperate with each Investor who holds Registrable Securities being offered and the managing underwriter or underwriters with respect to an applicable Registration Statement, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investor may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investor may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to each Investor) an appropriate instruction and an opinion of such counsel in the form required by the transfer agent in order to issue the Registrable Securities free of restrictive legends.

k. At the request of an Investor, to the extent reasonable, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

l. The Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the Investors. In addition, the Company shall not offer any securities for its own account or the account of others in any Registration Statement under Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the Investors.

m. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

n. The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC).

o. If required by the Financial Industry Regulatory Authority, Inc. Corporate Financing Department, the Company shall promptly effect a filing with FINRA pursuant to FINRA Rule 5110 with respect to the public offering contemplated by resales of securities under the Registration Statement (an “Issuer Filing”), and pay the filing fee required by such Issuer Filing. The Company shall use commercially reasonable efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.

4. OBLIGATIONS OF THE BUYER. In connection with the registration of the Registrable Securities, each Investor shall have the following obligations:

a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of an Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) business days prior to the anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor.

b. In the event of an underwritten offering pursuant to Section 2(b) in which any Registrable Securities are to be included, the Investor agrees to enter into and perform the Investor’s obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless the Investor has notified the Company in writing of the Investor’s election to exclude all of the Investor’s Registrable Securities from such Registration Statement.

c. Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c) or the happening of an event pursuant to Section 3(e) hereof (which, with respect to Section 3(e) and events thereunder, in no event shall exceed three (3) trading days in any month or ten (10) trading days in any calendar year), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor’s receipt of the copies of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective; provided, that for purposes of clarification, notwithstanding anything in this Agreement to the contrary, each Investor may continue to sell its shares of Company Common Stock (and any other Company securities) under Rule 144 promulgated under the Securities Act or in any other manner not in violation of applicable securities laws.

5. Registration Failure. Upon any Registration Failure (as defined below), in addition to all other available remedies that the Investor may pursue hereunder and under the other Transaction Documents, the Company shall pay additional damages to the Investor for each 30-day period (prorated for any partial period) after the date of such Registration Failure in an amount in cash equal to three-quarters of one percent (0.75%) of such Investor’s original principal amount of the Note(s) with respect to and on the date of such Registration Failure. Such payments shall accrue until the earlier of (i) such time as the Registration Failure has been cured and (ii) the date on which all of the Registrable Securities may be sold without restriction under Rule 144 (including, without limitation, volume restrictions and without the need for the availability of current public information under Rule 144). All such payments that accrue under this Section 5 shall be payable no later than five (5) business days following such date of accrual. “Registration Failure” means that (I)(A) the Company fails to file with the SEC on or before a Filing Deadline any Registration Statement required to be filed pursuant to Section 2(a) of this Agreement, (B) the Company fails to obtain effectiveness with the SEC, prior to the Registration Deadline, of any Registration Statement that is required to be filed pursuant to Section 2(a) of this Agreement, or fails to keep such Registration Statement current and effective as required in Section 3 of this Agreement or sales of any Registrable Securities cannot be made under such Registration Statement (whether by reason of the Company’s failure to amend or supplement the prospectus included therein in accordance with this Agreement, the Company’s failure to file and to obtain effectiveness with the SEC of an additional Registration Statement registering Registrable Securities or amended Registration Statement required pursuant to Section 3(b) of this Agreement, as applicable, or otherwise), or (C) the Company fails to provide a commercially reasonable written response to any comments to the foregoing Registration Statement submitted by the SEC within twenty (20) days of the date that such SEC comments are received by the Company or (II) at any time following the six month anniversary of the issuance of any Note, the Registrable Securities issuable upon conversion of such Note are not either eligible for immediate sale (by Investors that are not affiliates of the Company) without volume restriction pursuant to Rule 144(b)(1) without registration under the Securities Act or eligible for resale under the Securities Act under an effective Registration Statement covering the resale of such Conversion Shares; provided that Allowed Delays shall not be deemed to be Registration Failures.

6. EXPENSES OF REGISTRATION. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for the Company shall be borne by the Company. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of the Investors or, except to the extent provided for in the Purchase Agreement, the Notes, the Security Agreement or this Agreement, any legal fees or other costs of the Investors.

7. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a. The Company will indemnify, hold harmless and defend (i) each Investor, (ii) the directors, officers, partners, managers, members, employees, investment advisors, representatives, agents and each Person who controls any Investor within the meaning of the Securities Act or the Exchange Act, if any, (iii) any underwriter (as defined in the Securities Act) for each Investor in connection with an underwritten offering pursuant to Section 2(b) hereof, and (iv) the directors, officers, partners, employees and each Person who controls any such underwriter within the meaning of the Securities Act or the Exchange Act, if any (each, an “Indemnified Person”), against any joint or several losses, claims, damages, liabilities, fines, penalties, charges, costs, and expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall pay and reimburse the Indemnified Person promptly as such expenses are incurred or are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, an Investor shall not be entitled to indemnification under this Section 7(a) to the extent the Violation arises out of or is based upon a Violation to the extent that such Violation occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 10 and shall survive any termination of this Agreement.

b. Promptly after receipt by an Indemnified Person under this Section 7 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against the Company under this Section 7, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnified Person, as the case may be; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel for the Investor, the representation by such counsel of the Indemnified Person would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Company shall pay for only one additional separate legal counsel for the Indemnified Persons, and such legal counsel shall be selected by Investors. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnified Person under this Section 7, except to the extent that the Company is actually materially prejudiced in its ability to defend such action. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred or is due and payable. Notwithstanding anything herein to the contrary, the Company shall not settle any Claim without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld or delayed.

c. Each Investor will, severally but not jointly, indemnify, hold harmless and defend (i) the Company, and (ii) the directors, officers, partners, managers, members, employees, or agents of the Company, if any (each, a “Company Indemnified Person”), against any losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Indemnity Claims”) to which any of them become subject insofar as such Indemnity Claims directly arise out of a violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities, which occurs due to the inclusion by the Company in a Registration Statement of false or misleading information about such Investor, where such information was furnished in writing to the Company by such Investor expressly for the purpose of inclusion in such Registration Statement. An indemnifying Investor shall have the right to participate in, and, to the extent it so desires, to assume control of the defense (and settlement) thereof with counsel mutually satisfactory to such Investor and the Company. Notwithstanding anything herein to the contrary, the indemnity agreement contained in this Section 7(c) shall not apply to amounts paid in settlement of any Indemnity Claim if such settlement is effected without the prior written consent of the indemnifying Investor which consent shall not be unreasonably withheld or delayed; and provided further, however, that notwithstanding anything else set forth in this Agreement, the aggregate liability of an Investor under this Section 7(c) and under Section 8 (or under any other provision in this Agreement) shall not exceed the net amount of cash proceeds received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. In no event shall any Investor be liable under this Section 7(c) (or under any other provision in this Agreement) for any Indemnity Claims arising out of any information furnished to the Company by any other Investor.

d. Promptly after receipt by a Company Indemnified Person under this Section 7 of notice of the commencement of any action (including any governmental action), such Company Indemnified Person shall, if an Indemnity Claim in respect thereof is to be made against an Investor under this Section 7, deliver to such Investor a written notice of the commencement thereof, and such Investor shall have the right to participate in, and, to the extent such Investor so desires, to assume control of the defense thereof with counsel mutually satisfactory to such Investor and the Company Indemnified Person, as the case may be.

8. CONTRIBUTION. To the extent any indemnification by the Company is prohibited or limited by law, the Company agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law, based upon a comparative fault standard. To the extent any indemnification by an Investor is prohibited or limited by law, such Investor agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law, based upon a comparative fault standard. Notwithstanding anything else set forth in this Agreement, the aggregate liability of an Investor under Section 7(c) and Section 8 (or otherwise in under this Agreement) shall not exceed the net amount of cash proceeds received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.

9. REPORTS AND SUBMISSIONS UNDER THE 1934 ACT. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the filing of such reports and other documents is required for the applicable provisions of Rule 144;

c. submit electronically to the SEC and post on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T under the Exchange Act; and

d. so long as the Investors own Registrable Securities, promptly upon reasonable request, furnish to the Investors (i) a written statement by the Company that it has complied with the reporting, submissions or posting requirements of the Securities Act and the Exchange Act as required for applicable provisions of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

10. ASSIGNMENT OF REGISTRATION RIGHTS. The rights under this Agreement shall be automatically assignable by each Investor to any transferee of all or any portion of the Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, and (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event that an Investor transfers all or any portion of its Registrable Securities pursuant to this Section 10, the Company shall have at least ten (10) business days to file any amendments or supplements necessary to keep a Registration Statement current and effective pursuant to Rule 415.

11. AMENDMENT OF REGISTRATION RIGHTS. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and the holders of a majority in interest of then-outstanding Registrable Securities, which shall include at least one fund managed by QVT Financial LP, if it is a holder at that time. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each of the Investors and the Company.

12. MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record or beneficially through a “street name” holder such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or by electronic mail and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, or when read by electronic mail (sender shall have received a “read by recipient” confirmation) in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

400 Kato Terrace
Fremont, CA. 94539
Email: gerickson@aehr.com

Phone: 510.623.9400
Fax: 510.623.9450

Attn: Gayn Erickson

If to an Investor, at the addresses on the signature page to the Purchase Agreement.

Each party shall provide notice to the other party of any change in address.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

e. This Agreement, the Notes, the Purchase Agreement and the Security Agreement, as applicable (including all schedules and exhibits thereto), constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Notes, the Purchase Agreement and the Security Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f. Subject to the requirements of Section 10 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by .pdf or facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by the Company of any of the provisions hereunder, that the Investors shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

l. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

m. There shall be no oral modifications or amendments to this Agreement. This Agreement may be modified or amended only in writing.

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[Signature page follows]

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY: AEHR TEST SYSTEMS By: /s/ Gary L. Larson Name: Gary L. Larson Title: Chief Financial Officer and Vice President of Finance	INVESTORS: Quintessence FUND L.P. By: QVT Associates GP LLC, its general partner By:/s/ Tracy Fu Name:Tracy Fu Title:Managing Member
QVT FUND LP By: QVT Associates GP LLC, its general partner By:/s/ Tracy Fu Name:Tracy Fu Title: Managing Member

[Signature Page to Registration Rights Agreement]